Exhibit 10.88

March 31, 2007

SmarTire Systems Inc.
13151 Vanier Place, Suite 150
Richmond, British Columbia
V6V 2J1

Re: Registration rights on financial instruments held by Cornell Capital Partners, LP (“Cornell”), Starome Investments Limited (“Starome”), Xentennial Holdings Limited (“Xentennial”) and Staraim Enterprises Limited (“Staraim”)

The following financial instruments are held by the entities identified below:

Date of Instrument	Financial Instrument	Amount	Held by
March 22 05	5% convertible preferred stock and warrants	$ 4.0 million	Cornell
May 27 05	5% convertible debenture and warrants	$ 1.5 million	Cornell
Dec. 30 05	10% convertible debenture and warrants	$ 8.0 million	Xentennial
Dec. 30 05	10% convertible debenture and warrants	$ 20.0 million	Starome
Dec. 30 05	10% convertible debenture and warrants	$ 2.0 million	Staraim

On January 11, 2006, SmarTire filed with the SEC a registration statement on Form SB-2, as amended (the “Registration Statement”). The Registration Statement was not declared effective on or before May 11, 2006, resulting in SmarTire being in non-compliance with Section 2 of the financial instruments and related agreements identified above (the “Financial Instruments”).

Each of Cornell, Starome, Xentennial and Staraim agrees that an Event of Default (as defined in the applicable Financial Instrument) has not occurred as a result of the Registration Statement not being declared effective by the SEC pending the filing of an amended or new registration statement on or prior to May 31, 2007, and each of Cornell, Starome, Xentennial and Staraim waives any and all of its rights under the applicable default provisions of the Financial Instruments affected by this non-compliance until May 31, 2007.

Yours very truly,

Cornell Capital Partners, LP /s/Mark Angelo By: Mark Angelo Its: President and Portfolio Manager	Starome Investments Limited /s/Michael Weiss By: Michael Weiss Its: Director	Staraim Enterprises Limited /s/Mark Angelo By: Mark Angelo Its: Member
Agreed and Acknowledged on March 31, 2007 SmarTire Systems Inc. /s/Jeff Finkelstein By: Jeff Finkelstein Its: Chief Financial Officer		Xentennial Holdings Limited /s/Mark Angelo By: Mark Angelo Its: Member